Exhibit 99.4

Partners (inCloud Ecosystem Partners)

Dear Valued inCloud Ecosystem Partner,

As a valued inCloud Ecosystem partner of inContact I wanted to share with you this morning’s exciting news that inContact has entered into a definitive agreement to be acquired by NICE, a global leader in customer experience Analytics and Workforce Optimization (WFO). This acquisition ushers in a new era in customer experience, where the two market leaders are joining forces to provide the industry’s first fully integrated cloud contact center solution suite.

Importantly for you as a partner of inContact:

•	inContact will be a stand-alone subsidiary of NICE and employees will stay under the current organizational structure. The entire inContact leadership team will be staying, continuing to report to me, functioning as a business division at NICE. I will report to Barak Eilam, CEO of NICE and be a member of the Executive Leadership Team.

•	Our go-to-market strategy with inCloud Ecosystem partners remains intact and we look to continue to grow with you, our partners.

•	Your partnership agreements remain in place and we do not foresee any major changes other than standard adjustments over time as business & market conditions demand.

•	Your inCloud partner team remains in place with no changes.

•	For the immediate future, there will be no new changes in opportunities to integrate and augment with the current platform. Over the next several months there may be additional products and solutions that will bring new opportunities for integration.

The business requirements around customer experience are rapidly evolving as a result of the proliferation of digital channels and social media, mobile technology, the need to reduce customer churn and increase loyalty and “always on” consumers. As a result, enterprises are seeking a customer experience strategy that successfully connects to consumers throughout the customer journey. The contact center is truly the front line in this battle.

This unique combination of contact center applications and platform under one company enables the transformation of the contact center to the Experience Center. The Experience Center connects customer, employee and omni-channel, using advanced analytics to drive personalization and smart action in real time, to stay ahead of the curve of changing customer preferences.

Today’s news represents a major step in the continuing evolution and growth of inContact, representing tremendous opportunities for our employees, customers and partners. We will continue to provide updates during this process. Please review the press release and contact your inContact representative should you have additional questions.

Regards,

Paul Jarman

CEO

Additional Information and Where to Find It

inContact and its directors and executive officers may be deemed to be participants in the solicitation of proxies from inContact’s stockholders with respect to the transaction. Information about inContact’s directors and executive officers and their ownership of inContact Common Stock is set forth in inContact’s proxy statement on Schedule 14A filed with the Securities and Exchange Commission (“SEC”) on May 5, 2016, and inContact’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, which was filed with the SEC on March 4, 2016. Information regarding the identity of the potential participants, and their direct or indirect interests in the transaction by security holdings or otherwise, which may be different than those of inContact’s stockholders generally, will be set forth in the proxy statement and other materials to be filed with SEC in connection with the Merger.

In connection with the transaction, inContact intends to file relevant materials with the SEC, including a preliminary proxy statement on Schedule 14A. Promptly after filing its definitive proxy statement with the SEC, inContact will mail the definitive proxy statement and a proxy card to each stockholder entitled to vote at the special meeting relating to the transaction. INVESTORS AND SECURITY HOLDERS OF inContact ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE TRANSACTION THAT inContact WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT inContact AND THE TRANSACTION. The proxy statement and other relevant materials in connection with the transaction (when they become available), and any other documents filed by the Company with the SEC, may be obtained free of charge at the SEC’s website (http://www.sec.gov) or at inContact’s website (http://www.inContact.com) or by writing to inContact’s Corporate Secretary at 75 West Towne Ridge Parkway, Tower 1, Salt Lake City, UT 84070.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Statements about the expected timing, completion and effects of the proposed transaction and all other statements in this report and the exhibits furnished or filed herewith, other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. The Company may not be able to complete the proposed transaction on the terms described herein or other acceptable terms or at all because of a number of factors, including without limitation (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, (2) the failure to obtain the requisite approval of the Company’s stockholders or the failure to satisfy the other closing conditions, (3) risks related to disruption of management’s attention from the Company’s ongoing business operations due to the pending transaction and (4) the effect of the announcement of the pending transaction on the ability of the Company to retain and hire key personnel, maintain relationships with its customers and suppliers, and maintain its operating results and business generally.

Actual results may differ materially from those indicated by such forward-looking statements. In addition, the forward-looking statements represent the Company’s views as of the date on which such statements were made. The Company anticipates that subsequent events and developments may cause its views to change. However, although the Company may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof. Further information on potential factors that could affect the Company’s business and financial results is included in the Company’s annual report on Form 10-K for the year ended December 31, 2015 and its quarterly report on Form 10-Q for the quarterly period ended March 31, 2016, and in other filings with the Securities and Exchange Commission.